UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2013

Black Stallion Oil and Gas Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-180230	990373017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #59722, San Francisco CA	94104-5401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  866.766.4202

Secure It Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 9, 2013, we entered into a share cancellation/return to treasury agreement with George Drazenovic, our president, wherein Mr. Drazenovic has agreed to the cancellation and return to treasury of 1,800,000 shares of common stock of our company held by Mr. Drazenovic.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

Our board of directors and a majority of our shareholders approved a change of name of our company from Secure It Corp. to Black Stallion Oil and Gas Inc.

A Certificate of Amendment to effect the change of name was filed and became effective with the Delaware Secretary of State on September 12, 2013.

In addition to the name change, our board of directors and a majority of our shareholders approved a 60 new for one (1) old forward split of our issued and outstanding shares of common stock.  Consequently, once affected, our issued and outstanding common stock would increase from 731,200 to 43,872,000 shares, all with a par value of $0.001.

These amendments have been reviewed by the Financial Industry Regulatory Authority (FINRA) and have been approved for filing with an effective date of September 18, 2013.

The forward split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on September 18, 2013 under the symbol "SRITD".  The "D" will be placed on our ticker symbol for 20 business days and our ticker symbol will change to "BLKG".   Our new CUSIP number is 09225H 102.

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Delaware Secretary of State on September 11, 2013 with an effective date of September 12, 2013.

10.1	Share Cancellation/Return to Treasury Agreement between our company and George Drazenovic dated September 9, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Stallion Oil and Gas Inc.

Date: September 20, 2013	By:	/s/ George Drazenovic
George Drazenovic
President and Director

3